Exhibit 99.1

Mr. Michael Leitner	January 16, 2009
Tennenbaum Capital Partners
2951 28th Street, Suite 1000
Santa Monica, CA 90405

Dear Michael:
     As you noted, the Board of Directors of Online Resources Corporation has previously discussed the points you raised in your letter of December 23, 2008. We have established positions different than your own, but ones we believe are in the best interest of all shareholders. We will take your suggestions under advisement as part of our regular practice of reviewing the Company’s governance, strategic and operating policies.
Sincerely,
The Elected Independent Directors and Chairman of the Board of Online Resources Corporation

Matthew P. Lawlor, Chairman of the Board

Michael H. Heath, Lead Independent Director

Stephen S. Cole, Independent Director

Janey A. Place, Independent Director

J. Heidi Roizen, Independent Director

Ervin R. Shames, Independent Director

Joseph S. Spalluto, Independent Director

William H. Washecka, Independent Director

Barry D. Wessler, Independent Director

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